Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2020 Third Quarter Results
AURORA, IL, February 5, 2020 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, today announced results for its fiscal 2020 third quarter ended December 31, 2019 (FY20 3Q). Management will host a conference call to discuss financial and business results tomorrow, Thursday, February 6, 2020, at 9:30 AM Eastern Time.
Cash increased to $22.0 million at December 31, 2019, compared to $21.7 million at September 30, 2019, driven by improved working capital. Revenue was $7.2 million, compared with $7.6 million in the prior quarter. Net loss in FY20 3Q was $1.5 million, an improvement from a net loss of $3.6 million in the prior quarter. Prior quarter loss included charges for excess and obsolete inventory of $1.3 million. Excess and obsolete expense was insignificant in FY20 3Q.

“Our third quarter results exceeded our expectations and showed some early traction with our turn-around plans,” said Tim Duitsman, Westell’s President and CEO. “While revenue remained soft, we made progress with some of our new products. We reset our cost base to help preserve our cash and facilitate our expected return to profitability in fiscal 2021. In addition, we continue to drive our product development strategy, with a sharp focus on public safety, fiber connectivity solutions and remote monitoring, to support a return to profitable revenue growth.”

Consolidated Results	FY20 3Q 3 months ended 12/31/19	FY20 2Q 3 months ended 9/30/19	+ increase / - decrease
Revenue	$7.2M	$7.6M	-$0.4M
Gross Margin	38.8%	20.9%	+17.9%
Operating Expenses	$4.4M	$5.3M	-$0.9M
Net Income (Loss)	($1.5M)	($3.6M)	+$2.1M
Earnings (Loss) Per Share	($0.10)	($0.23)	+$0.13
Non-GAAP Operating Expenses (1)	$3.7M	$4.8M	-$1.1M
Non-GAAP Net Income (Loss) (1)	($0.9M)	($3.1M)	+$2.2M
Non-GAAP Earnings (Loss) Per Share (1)	($0.05)	($0.20)	+$0.15
Ending Cash	$22.0M	$21.7M	+$0.3M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.
In-Building Wireless (IBW) Segment
IBW revenue from public safety products, which are a strategic focus, continued to grow during FY20 3Q. Sales of commercial repeaters also increased, while lower sales of DAS conditioners offset the increases. Segment gross margin and profit improved primarily as a result of much lower charges for excess and obsolete inventory compared to the prior quarter.

($ in thousands)	FY20 3Q 3 months ended 12/31/19	FY20 2Q 3 months ended 9/30/19	+ increase / - decrease
IBW Segment Revenue	$2,466	$2,618	-$152
IBW Segment Gross Margin	32.8%	15.8%	+17.0%
IBW Segment R&D Expense	$470	$403	$67
IBW Segment Profit	$339	$10	+$329
Intelligent Site Management (ISM) Segment
ISM revenue decreased, reflecting lower sales of remote units. Segment gross margin improved based on much lower charges for excess and obsolete inventory and other cost reductions. These effects, combined with lower R&D expense, improved profitability for the quarter.

($ in thousands)	FY20 3Q 3 months ended 12/31/19	FY20 2Q 3 months ended 9/30/19	+ increase / - decrease
ISM Segment Revenue	$2,456	$2,646	-$190
ISM Segment Gross Margin	59.6%	39.4%	+20.2%
ISM Segment R&D Expense	$505	$619	-$114
ISM Segment Profit	$960	$423	$537
Communication Network Solutions (CNS) Segment
Growth in revenue from fiber connectivity products, a strategic focus, was more than offset by lower sales across most other CNS product lines. The turnaround in CNS segment profit was driven primarily by lower charges for excess and obsolete inventory and lower R&D expense.

($ in thousands)	FY20 3Q 3 months ended 12/31/19	FY20 2Q 3 months ended 9/30/19	+ increase / - decrease
CNS Segment Revenue	$2,237	$2,305	-$68
CNS Segment Gross Margin	22.6%	5.4%	+17.2%
CNS Segment R&D Expense	$247	$427	-$180
CNS Segment Profit (Loss)	$259	$(303)	$562

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, February 6, 2020, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on February 6, 2020, by calling (888) 206-4073 and providing the operator confirmation number 49338781.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2019, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Nine months ended
	December 31,	September 30	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenue	$7,159	$7,569	$10,722	$23,730	$33,865
Cost of revenue	4,379	5,990	6,132	16,125	19,147
Gross profit	2,780	1,579	4,590	7,605	14,718
Gross margin	38.8%	20.9%	42.8%	32.0%	43.5%
Operating expenses:
Research & Development	1,222	1,449	1,736	4,227	5,011
Sales and marketing	1,556	2,259	1,999	6,147	6,012
General and administrative	1,093	1,249	1,738	3,706	4,672
Intangible amortization	308	308	830	924	2,652
Restructuring (1)	234	—	—	234	—
Total operating expenses	4,413	5,265	6,303	15,238	18,347
Operating profit (loss)	(1,633)	(3,686)	(1,713)	(7,633)	(3,629)
Other income, net	109	125	158	398	442
Income (loss) before income taxes	(1,524)	(3,561)	(1,555)	(7,235)	(3,187)
Income tax benefit (expense)	(20)	—	(1)	(27)	(11)
Net income (loss) from continuing operations	(1,544)	(3,561)	(1,556)	(7,262)	(3,198)
Income (loss) from discontinued operations (2)	—	—	—	—	(138)
Net income (loss)	$(1,544)	$(3,561)	$(1,556)	$(7,262)	$(3,336)

Net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.10)	$(0.23)	$(0.10)	$(0.47)	$(0.21)
Basic net income (loss) from discontinued operations	—	—	—	—	(0.01)
Basic net income (loss)	$(0.10)	$(0.23)	$(0.10)	$(0.47)	$(0.21)	(3)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.10)	$(0.23)	$(0.10)	$(0.47)	$(0.21)
Diluted net income (loss) from discontinued operations	—	—	—	—	(0.01)
Diluted net income (loss)	$(0.10)	$(0.23)	$(0.10)	$(0.47)	$(0.21)	(3)
Weighted-average number of common shares outstanding:
Basic	15,575	15,512	15,524	15,514	15,576
Diluted	15,575	15,512	15,524	15,514	15,576

(1) Restructuring expense for the quarter ended December 31, 2019, related to severance costs for terminated employees.
(2) During the quarter ended September 30, 2018, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. On July 24, 2019, the Company signed a settlement agreement related to this matter. The $345K settlement, which was fully covered by the accrual on March 31, 2019, was paid in the quarter ended December 31, 2019.
(3) Per share amounts may not sum to totals due to rounding.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	December 31, 2019 (Unaudited)	March 31, 2019
Assets
Cash and cash equivalents	$21,990	$25,457
Accounts receivable, net	4,933	6,865
Inventories	7,622	9,801
Prepaid expenses and other current assets	1,703	1,706
Total current assets	36,248	43,829
Land, property and equipment, net	1,073	1,298
Intangible assets, net	4,141	3,278
Right-of-use assets on operating leases, net	810	—
Other non-current assets	257	492
Total assets	$42,529	$48,897
Liabilities and Stockholders’ Equity
Accounts payable	$2,821	$2,313
Accrued expenses	3,422	3,567
Deferred revenue	1,314	1,217
Total current liabilities	7,557	7,097
Deferred revenue non-current	268	444
Other non-current liabilities	379	176
Total liabilities	8,204	7,717
Total stockholders’ equity	34,325	41,180
Total liabilities and stockholders’ equity	$42,529	$48,897

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended December 31,	Nine months ended December 30,
	2019	2019	2018
Cash flows from operating activities:
Net income (loss)	$(1,544)	$(7,262)	$(3,336)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	484	1,426	3,092
Stock-based compensation	152	597	889
Loss (gain) on sale of fixed assets	—	(11)	1
Restructuring	234	234	—
Exchange rate loss (gain)	(5)	(2)	3
Changes in assets and liabilities:
Accounts receivable	105	1,934	1,892
Inventory	696	2,179	(941)
Accounts payable and accrued expenses	(618)	332	494
Deferred revenue	628	(79)	(1,114)
Prepaid expenses and other current assets	125	3	(353)
Other assets	63	(575)	11
Net cash provided by (used in) operating activities	320	(1,224)	638
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	—	—	2,779
Purchase of product licensing rights (1)	—	(1,950)	—
Purchases of property and equipment, net	(54)	(113)	(273)
Proceeds from sale of fixed assets	11	11
Net cash provided by (used in) investing activities	(43)	(2,052)	2,506
Cash flows from financing activities:
Purchase of treasury stock	(2)	(191)	(1,038)
Net cash provided by (used in) financing activities	(2)	(191)	(1,038)
Gain (loss) of exchange rate changes on cash	(1)	—	(4)
Net increase (decrease) in cash and cash equivalents	274	(3,467)	2,102
Cash and cash equivalents, beginning of period	21,716	25,457	24,963	(2)
Cash and cash equivalents, end of period	$21,990	$21,990	$27,065

(1) During the quarter ended September 30, 2019, the Company made a partial payment for the purchase of product licensing rights. The remaining $1.0 million due is recorded in Accounts Payable as of December 31, 2019. The corresponding asset is recorded in intangible assets.
(2) As of March 31, 2018, the Company had $2.8 million of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended December 31, 2019				Three months ended September 30, 2019
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,466	$2,456	$2,237	$7,159	$2,618	$2,646	$2,305	$7,569
Gross profit	809	1,465	506	2,780	413	1,042	124	1,579
Gross margin	32.8%	59.6%	22.6%	38.8%	15.8%	39.4%	5.4%	20.9%
R&D expenses	470	505	247	1,222	403	619	427	1,449
Segment profit (loss)	$339	$960	$259	$1,558	$10	$423	$(303)	$130

Year-over-Year Quarter Comparison

	Three months ended December 31, 2019				Three months ended December 31, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$2,466	$2,456	$2,237	$7,159	$2,794	$5,116	$2,812	$10,722
Gross profit	809	1,465	506	2,780	1,069	2,899	622	4,590
Gross margin	32.8%	59.6%	22.6%	38.8%	38.3%	56.7%	22.1%	42.8%
R&D expenses	470	505	247	1,222	682	570	484	1,736
Segment profit (loss)	$339	$960	$259	$1,558	$387	$2,329	$138	$2,854

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
GAAP consolidated operating expenses	$4,413	$5,265	$6,303	$15,238	$18,347
Adjustments:
Stock-based compensation (1)	(132)	(181)	(291)	(547)	(854)
Amortization of acquisition-related intangibles (2)	(308)	(308)	(830)	(924)	(2,652)
Restructuring, separation, and transition (3)	(234)	—	—	(234)	—
Total adjustments	(674)	(489)	(1,121)	(1,705)	(3,506)
Non-GAAP consolidated operating expenses	$3,739	$4,776	$5,182	$13,533	$14,841

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
GAAP consolidated net income (loss)	$(1,544)	$(3,561)	$(1,556)	$(7,262)	$(3,336)
Less:
Income tax benefit (expense)	(20)	—	(1)	(27)	(11)
Other income, net	109	125	158	398	442
Discontinued operations (4)	—	—	—	—	(138)
GAAP consolidated operating profit (loss)	$(1,633)	$(3,686)	$(1,713)	$(7,633)	$(3,629)
Adjustments:
Stock-based compensation (1)	152	201	303	597	889
Amortization of acquisition-related intangibles (2)	308	308	830	924	2,652
Restructuring, separation, and transition (3)	234	—	—	234	—
Total adjustments	694	509	1,133	1,755	3,541
Non-GAAP consolidated operating profit (loss)	$(939)	$(3,177)	$(580)	$(5,878)	$(88)
Amortization of product licensing rights (5)	98	65	—	163	—
Depreciation	78	118	149	339	440
Non-GAAP consolidated Adjusted EBITDA (6)	$(763)	$(2,994)	$(431)	$(5,376)	$352

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
GAAP consolidated net income (loss)	$(1,544)	$(3,561)	$(1,556)	$(7,262)	$(3,336)
Adjustments:
Stock-based compensation (1)	152	201	303	597	889
Amortization of acquisition-related intangibles (2)	308	308	830	924	2,652
Restructuring, separation, and transition (3)	234	—	—	234	—
Discontinued operations (4)	—	—	—	—	138
Total adjustments	694	509	1,133	1,755	3,679
Non-GAAP consolidated net income (loss)	$(850)	$(3,052)	$(423)	$(5,507)	$343
GAAP consolidated net income (loss) per common share:
Diluted	$(0.10)	$(0.23)	$(0.10)	$(0.47)	$(0.21)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.05)	$(0.20)	$(0.03)	$(0.35)	$0.02
Average number of common shares outstanding:
Diluted	15,575	15,512	15,524	15,514	15,663
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of acquisition-related intangibles is a non-cash expense arising from intangible assets previously acquired as a result of a business acquisition.
(3) Restructuring expense for the quarter ended December 31, 2019, related to severance costs for terminated employees.
(4) The Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations. On July 24, 2019, the Company signed a settlement agreement related to this matter. The amount to be paid under the settlement agreement is fully covered by the accrual.
(5) Amortization of the recently acquired product licensing rights are excluded from Adjusted EBITDA, but included in the Non-GAAP consolidated net income (loss), because the amortization is related to the ongoing operation of the business in the ordinary course.
(6) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

For additional information, contact:

Tim Duitsman Chief Executive Officer Westell Technologies, Inc. +1 (630) 898 2500 tduitsman@westell.com